                                                                    Exhibit 24.2


                               POWER OF ATTORNEY

  Teledyne Technologies Incorporated - Public Offering Registration Statement


     The undersigned director of Teledyne Technologies Incorporated, a Delaware corporation ("TDY"), does hereby constitute and appoint Dale A. Schnittjer, John T. Kuelbs and Melanie S. Cibik, or any one of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to execute, file and deliver a Registration Statement on Form S-1 (or other appropriate form), together with any and all exhibits and other documentation, with respect to a public offering of shares of TDY's Common Stock, par value $.01 per share (with such number of shares being such amount authorized by TDY's Board of Directors or any authorized Committee thereof), in my name and on my behalf in my capacity as a director of TDY, and to do any and all acts or things, in my name and on my behalf in my capacity as a director of TDY, which said attorneys and agents, or any of them or any substitute, may deem necessary or advisable to enable TDY to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement (including without limitation executing, filing and delivering any amendments to the Registration Statement, including any post-effective amendments effected pursuant to Rule
462), as fully to all intent and purposes as the undersigned might or could do in person; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them or any substitute, shall do or cause to be done by virtue thereof.

     Witness the dues execution hereof as of July 14, 2000.


/s/ Diane C. Creel       Director
-----------------------
Diane C. Creel